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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 30, 1998


                             IFS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                      1-12687                 13-3393646
     (State or Other            (Commission File No.)         (IRS Employer
jurisdiction of incorporation)                            Identification Number)



           Rensselaer Technology Park, 300 Jordan Road, Troy, NY 12180
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 283-7900





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

Item 7.      Financial Statements and Exhibits

         (a) Consolidated Financial Statements of NCI Holdings Inc. as of May 31, 1997 and 1996 and for the years ended May 31, 1997 and 1996

         (b) Consolidated Financial Statements of NCI Holdings Inc. as of November 30, 1997 and for the six months ended November 30, 1997 and 1996 (unaudited)

         (c)    Pro  Forma  Consolidated  Income  Statements  for the year ended
                April 30, 1997 and the six months ended October 31, 1997 (unaudited)

         (d)    Exhibits

                2.1 Plan and Agreement of Merger, dated January 30, 1998, by and among IFS International Inc., NCI Holdings, Inc., NCI Acquisition Corp. and Per Olof Ezelius *




--------------
*            Such exhibit was previously filed with this Form 8-K.

NCI Holdings, Inc.
and Subsidiaries
Consolidated Financial Statements
May 31, 1997 and 1996

                                    Report of Independent Accountants


To the Board of Directors and Shareholder of NCI Holdings, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in shareholders' equity present fairly, in all material respects, the financial position of NCI Holdings, Inc. and its subsidiaries at May 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP

Charlotte, North Carolina
April 6, 1998

NCI Holdings, Inc.
Consolidated Balance Sheets
(Amounts in thousands except share data)


         Assets

                                                               May 31,
                                                         1997          1996
Current assets:
   Cash and cash equivalents                        $        210    $     1,512
   Marketable securities                                     473            472
   Accounts receivable, net of allowance
    for doubtful accounts of $22 and $20
    in 1997 and 1996, respectively                           741            245
   Inventories                                               201            221
   Income taxes receivable                                   389              -
   Deferred income taxes                                      40             52
   Prepaid expenses and other current assets                 218            144
                                                        --------       --------

        Total current assets                               2,272          2,646

Property and equipment, net                                  277            253
Internally developed software, net                           153            722
Other assets                                                   3              3
                                                        --------       --------

                                                    $      2,705    $     3,624
                                                        ========       ========

         Liabilities and Shareholders' Deficit

Current liabilities:
   Short-term borrowings                            $        618    $         -
   Notes payable to former shareholders - current          3,137            286
   Accounts payable                                          240            180
   Accrued salaries and payroll taxes                        101             80
   Income taxes payable                                        -            353
   Accrued expenses and other current liabilities            367            229
                                                        --------       --------

        Total current liabilities                          4,463          1,128

Notes payable to former shareholders                           -          3,137
Deferred income taxes                                        125            259
                                                        --------       --------

   Total liabilities                                       4,588          4,524

Minority interest in majority-owned subsidiary                90             85
                                                        --------       --------

Shareholders' deficit (Note 1):
   Common stock, $.01 par value; 10,000,000
    shares authorized, 4,400,000 shares issued,
    1,257,143 shares outstanding                               -              -
   Capital in excess of par value                              -              -
   Accumulated deficit                                    (1,924)          (966)
   Unrealized loss on marketable security                    (17)           (18)
   Foreign currency translation adjustment                   (32)            (1)
                                                        --------       --------

        Total shareholders' deficit                       (1,973)          (985)
                                                        --------       --------

                                                   $       2,705    $     3,624
                                                        ========       ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Consolidated Statements of Operations
(Amounts in thousands)
                                                    Year ended May 31,
                                                  1997             1996


Net sales                                 $       3,967     $       7,301
                                                -------           -------

Costs and expenses:
   Cost of products sold                          1,286             2,011
   Selling and marketing expenses                   963             1,051
   General and administrative expenses            3,113             2,571
                                                -------           -------

      Total costs and expenses                    5,362             5,633
                                                -------           -------

Income (loss) from operations                    (1,395)            1,668

Other income, net                                    53               118
Interest income                                      43                47
Interest expense                                   (233)             (194)
                                                -------           -------

Income (loss) before income taxes                (1,532)            1,639

Provision for (benefit from) income tax            (551)              735
                                                -------           -------

Income (loss) before minority interest             (981)              904

Minority interest in (income) loss of
 majority-owned subsidiary                           23               (20)
                                                -------           -------

Net income (loss)                         $        (958)    $         884
                                                =======           =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)




                                                              Year ended May 31,
                                                               1997        1996

Cash flows from operating activities:
Net income (loss)                                      $       (958)       $884
Adjustments to  reconcile  net income  (loss) to
 net cash  provided by operating activities:
   Depreciation and amortization                                861         458
   Deferred income taxes                                       (109)        101
   Compensation expense on stock grants by
    majority-owned subsidiary                                    28          37
   Minority interest in (income) loss of
    majority-owned subsidiary                                   (23)         20
   (Increase) decrease in:
     Accounts receivable                                       (496)        302
     Inventories                                                 20           2
     Income taxes receivable                                   (369)        120
     Prepaid expenses and other current assets                  (74)        (13)
   Increase (decrease) in:
     Accounts payable                                            60        (121)
     Accrued salaries and payroll taxes                          21        (130)
     Accrued expenses and other current liabilities             138          41
     Income taxes payable                                      (373)        148
                                                              ------      ------

        Net cash (used in) provided by operating activities  (1,274)      1,849
                                                              ------      ------

Cash flows from investing activities:
   Capital expenditures                                        (200)       (156)
   Internally developed software costs                         (116)       (381)
   Proceeds from sale of property and equipment                   -           2
   Purchase of marketable securities                              -        (500)
                                                              ------      ------

        Net cash used in investing activities                  (316)     (1,035)
                                                              ------      ------

Cash flows from financing activities:
   Proceeds from short-term financing arrangements              618           -
   Principal payments on notes to shareholders                 (286)       (292)
                                                              ------      ------

     Net cash provided by (used in) financing activities        332        (292)
                                                              ------      ------

Effect of exchange rate changes on cash                         (44)        (10)
                                                              ------      ------

Net (decrease) increase in cash and cash equivalents         (1,302)        512
Cash and cash equivalents, beginning of year                  1,512       1,000
                                                              ------      ------

Cash and cash equivalents, end of year                       $  210    $  1,512
                                                              ======      ======

Supplemental disclosures of cash flow information:
     Interest paid                                           $  176    $    178
     Income taxes paid                                       $  142    $    402


              The accompanying notes are an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Consolidated Statements of Changes in Shareholders' Equity
(Amounts in thousands except share data)

--------------------------------------------------------------------------------------------------------------------
                                                                              Foreign      Unrealized
                                                                             currency       loss on
                                                             Accumulated    translation    Marketable
                                     Shares        Amount      Deficit       adjustment    Securities         Total
--------------------------------------------------------------------------------------------------------------------

Balance at May 31, 1995            4,400,000  $        -   $     (935)   $       (13)  $         -  $         (948)


Net income                                 -           -          884              -             -             884

Redemption of common
 shares (Note 1)                  (3,142,857)          -         (915)             -             -            (915)

Foreign currency trans-
 lation adjustment                         -           -            -             12             -              12

Unrealized loss on marketable
 securities, net of tax                    -           -            -              -           (18)            (18)

--------------------------------------------------------------------------------------------------------------------
Balance at May 31, 1996            1,257,143           -         (966)            (1)          (18)           (985)

Net loss                                   -           -         (958)              -            -            (958)

Foreign currency trans-
 lation adjustment                         -           -            -            (31)            -             (31)

Unrealized gain on marketable
  securities, net of tax                   -           -            -              -             1               1

--------------------------------------------------------------------------------------------------------------------
Balance at May 31, 1997            1,257,143  $        -   $   (1,924)   $       (32)  $       (17)  $      (1,973)
====================================================================================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Notes to Consolidated Financial Statements
May 31, 1997 and 1996


NOTE 1 - ORGANIZATION AND BUSINESS:

The accompanying financial statements include the accounts of NCI Holdings, Inc. (the "Company") and its majority owned subsidiary, Network Controls International, Inc. ("NCI, Inc.") The Company and its subsidiaries are engaged primarily in the sale of computer equipment and software to the financial services industry. The Company also sells related services including installation, training, consulting and programming. NCI, Inc. has three wholly-owned subsidiaries which provide marketing and sales support to customers in European markets and are as follows:

Network Controls GmbH (Viersen, Germany)
Network Controls International Ltd. (London, England)
Network Controls International Espana, S.A. (Madrid, Spain); inactive

The Company was formed on April 12, 1993. On April 23, 1993, the Company acquired 97% of the outstanding shares of NCI, Inc. which had been in operation since 1983. The change in ownership occurred as a result of two former shareholders of NCI, Inc. contributing their shares to the Company, and through the concurrent purchase by the Company of substantially all the remaining outstanding shares of NCI, Inc. These shares were acquired for $2,800,000, comprised of three promissory notes of approximately $934,000 each payable over 10 years.

In October 1995, one existing shareholder of the Company gained 100% ownership through the issuance by the Company of a $915,000 note payable in exchange for shares of the Company held by one other shareholder. The $915,000 note is payable over 10 years.

These notes bear interest at rates ranging from 5% to prime less 1% and are secured by the pledge of the sellers' shares.

The acquisition by the Company of shares held by former shareholders through the issuance of notes payable in the aggregate of $3,715,000 was recorded as a reduction in shareholders' equity by first reducing paid-in capital to zero and recording the balance as a deduction from retained earnings.

As of May 31, 1997, the principal balance due under the notes was $3,137,000 in the aggregate. The Company made additional principal payments of approximately $32,000 subsequent to May 31, 1997 and then settled the notes for an amount equal to $840,000 in January 1998. The reduction of $2,265,000 in notes payable was agreed to by the former shareholders pursuant to an agreement executed in January 1998. The Company paid these notes with proceeds from a loan made by the acquiror of the company as further discussed below.

In January 1998, all of the Company's outstanding common shares were acquired by IFS International, Inc., a publicly-traded company. Prior to the closing of this transaction, IFS International, Inc. made a loan of $840,000 to the Company the proceeds of which were used to repay existing debt as discussed above. The accompanying financial statements do not reflect any adjustments that may be required as a result of such acquisition.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and accounts have been eliminated.

Cash equivalents:

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At May 31, 1996 cash equivalents included $207,000 invested in a money market account with a German bank by Network Controls GmbH. Cash of $58,000 is restricted as to withdrawal for the benefit of certain employees at May 31, 1997.

Marketable securities:

The Company's investment in available-for-sale securities is carried at fair value with the related unrealized loss included in shareholders' equity net of related deferred income tax benefits.

Recognition of revenue:

Revenues from the sales of hardware and software are recognized upon shipment of product or upon satisfaction of material ongoing commitments, if any. Revenues from the performance of services are recognized as the work is performed. Statement of Position 97-2 (SOP 97-2) "Software Revenue Recognition" issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants supercedes the existing SOP 91-1 for fiscal years beginning after December 15, 1997. The Company has not completed its analysis of the impact, if any, that SOP 97-2 will have on the Company's revenue recognition practices.

Concentration of credit risk:

The Company and its subsidiaries sell products and services principally to regional banks, financial institutions and other businesses serving the financial services industry. The Company's customers are located in a broad geographical area, including principally the United States, Germany, Canada, Sweden and the United Kingdom. During fiscal 1997, sales to 5 customers accounted for approximately 40% of total revenue.

Inventories:

Inventories consist of computer equipment held for sale and are recorded at the lower of cost or market, with cost determined using the average cost method.

Property and equipment:

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes and accelerated methods for income tax reporting purposes. Additions and major replacements or improvements are capitalized, while maintenance and repair costs are charged to expense as incurred. Gains or losses from the sale of property and equipment are included in income.

Internally developed software:

The Company capitalizes costs of developing software to be sold which are incurred after the establishment of technological feasibility and prior to the availability of the software for general release, including costs of product enhancements which improve the marketability of the original product or extend its life.

Capitalized computer software costs are generally amortized on a straight-line basis over the remaining estimated economic lives of the products. Such estimated economic lives do not exceed 3 years. Adjustments are made to accelerate amortization when management's analysis indicates that the unamortized capitalized costs exceed the estimated net realizable value for specific products.

Income taxes:

The Company accounts for income taxes using the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities and for tax carryforwards. A consolidated U.S. Federal income tax return is filed by the Company and its majority-owned U.S. subsidiary.

Foreign currency translation:

All assets and liabilities of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at exchange rates in effect at the balance sheet date, while the parent's investment is translated at historical exchange rates. Revenues and expenses of such subsidiaries are translated at average exchange rates for the period. Translation gains and losses are not included in determining net income but are accumulated in a separate component of shareholders' equity. Foreign currency transaction gains and losses are included in other expense (income) in the statement of income when incurred.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, as well as amounts disclosed for contingencies. Significant estimates include allowances for doubtful accounts, amortization of capitalized software costs and deferred income tax assets. Actual results could differ from those estimates.

Stock based compensation:

In fiscal 1997, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Issued to Employees" (SFAS 123) with respect to stock options granted by NCI, Inc. for shares of NCI, Inc. The disclosures include pro forma net income as if the fair value based method of accounting had been used. Stock issued to non-employees is accounted for in accordance with SFAS 123.

Reclassifications:

Certain amounts reported in the prior year have been reclassified to conform to the current year presentation.

NOTE 3 - PROPERTY AND EQUIPMENT:

The  principal   categories  of  property  and  equipment  are  as  follows  (in thousands):

                                     Estimated
                                    useful life                 May 31,
                                      (years)           1997              1996

Machinery and office equipment           3        $      767         $     639
Furniture and fixtures                   7               150               134
Leasehold improvements                   5                37                37
Computer software                        3                73                61
                                                       -----             -----
                                                       1,027               871
Less - Accumulated depreciation                         (750)             (618)
                                                       -----             -----

                                                  $      277         $     253
                                                       =====             =====

Depreciation expense was $176,000 and $105,000 in fiscal 1997 and 1996, respectively.

NOTE 4 - INTERNALLY DEVELOPED SOFTWARE

Capitalized costs of internally developed software and related amortization are as follows (in thousands):

                                                   Year ended May 31,
                                                 1997             1996

   Costs capitalized                        $         116     $         381
   Amortization expense                     $         684     $         353

Total costs incurred in the research and development efforts of the Company were approximately $2,300,000 and $2,000,000 during the years ended May 31, 1997 and 1996, respectively, including the amounts capitalized as shown above.

Due to the fact that a previously capitalized project was terminated and will not be available for general release, accelerated amortization expense of approximately $124,000 was recorded in fiscal 1997 and is included in the table above.

NOTE 5 - INVESTMENT IN MARKETABLE SECURITIES:

Investment in marketable securities consists of a 15-year corporate bond maturing in March 2011 and bearing a 7% interest rate and is summarized as follows as of May 31, 1997 (in thousands):

   Cost                                                        $         500
   Gross unrealized loss                                                 (27)
                                                               --------------
                                                               $         473
                                                               ==============


The unrealized loss has been recognized as an adjustment to shareholders' equity, net of related deferred tax benefits of $10,000.

NOTE 6 - SHORT-TERM BORROWINGS:

The Company has a $600,000 line of credit with a bank subject to annual review. This line was renewed in September 1997. Borrowings under the line of credit accrue interest at prime plus 3/4% and are secured by inventory, receivables, property and equipment, and the personal guarantee of the Company's primary shareholder. The Company had $298,000 outstanding under the line of credit at May 31, 1997. The rate in effect at May 31, 1997 was 9.5%. No such borrowings were outstanding at May 31, 1996.

In addition, the Company opened a new $325,000 line of credit with a bank in January 1997. Borrowings under the line of credit accrue interest at 8.675% and are secured by the corporate bond described in Note 5. The Company had $320,000 outstanding under the line of credit at May 31, 1997.

NOTE 7 - LEASES:

The Company leases its office facilities and certain equipment under operating leases. These lease agreements generally include renewal options at varying terms. The following is a summary of future minimum lease payments under noncancellable operating leases with an initial or remaining term of one year or more as of May 31, 1997 (in thousands):

      Year ending May 31,
           1998                                                   $    209
           1999                                                        156
           2000                                                         11
           2001                                                         11
           2002                                                          5
           Thereafter                                                    -
                                                                 ---------

           Total                                                  $    392
                                                                 =========


Total rent expense for the years ended May 31, 1997 and 1996 was approximately $272,000 and $263,000, respectively.

The Company subleases a portion of its office facility under an operating lease expiring in April of 1998. The minimum future rentals associated with this noncancellable operating lease are $24,000 in the year ending May 31, 1998.

NOTE 8 - INCOME TAXES:

The components of the provision (benefit) for income taxes are as follows (in thousands):

                                          Year ended May 31,
                                        1997             1996

   Current:
      Federal                    $     (442)         $      498
      State                               -                  98
      Foreign                             -                  38
                                 ----------          ----------
                                       (442)                634
                                 ----------          ----------

   Deferred                            (109)                101
                                 ----------          ----------

                                 $     (551)         $      735
                                 ==========          ==========

Deferred income taxes arise from income and expense items which are recognized in different periods for financial reporting and income tax reporting purposes. Such temporary differences relate primarily to capitalized costs of internally developed software, certain accrued employee benefits and other accrued expenses and allowances.

The fiscal 1997 and 1996 income tax provision differs from income tax computed at the current federal statutory rate due primarily to state income taxes and the inclusion of foreign income taxes provided at differing tax rates for the income of the Company's subsidiaries. Income (loss) before taxes included approximately $23,000 in 1997 and ($129,000) in 1996 from the Company's foreign subsidiaries.

NOTE 9 - SUBSIDIARY STOCK COMPENSATION:

NCI, Inc. maintains a stock option plan for all full time employees meeting certain eligibility requirements (the "Plan"). The per share option purchase price is equal to the fair market value of the stock, as determined by an independent evaluation, which cannot be, based upon an agreement with the former shareholders, less than $1.00 per share. The options granted vest to employees at a rate of 25% per year beginning two years from the grant date. Activity under this Plan is as follows:

                                                                   Weighted
                                                                    Average
                                                   Shares         Price/Share
   Outstanding June 1, 1995                       108,000           $  1.28
      Granted                                      32,000           $  1.00
      Exercised                                         -                 -
      Canceled                                    (17,000)          $  1.19
                                                  --------



   Outstanding May 31, 1996                       123,000           $  1.22
      Granted                                      34,000           $  1.00
      Exercised                                         -                 -
      Canceled                                    (25,000)          $  1.29
                                                  --------


   Outstanding May 31, 1997                       132,000           $  1.15
                                                  ========


The options outstanding at May 31, 1997 were at prices ranging from $1.00 to $1.81 per share. Options exercisable at May 31, 1997 and May 31, 1996 were 66,000 and 47,000, respectively. Had compensation cost for the Company's fiscal 1997 and 1996 grants for stock-based compensation been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company's proforma net income or loss would not have been materially different. The fair value of each option grant was estimated on the date of grant using the fair value method with the following assumptions; expected dividend yield - 0%; risk free interest rate - 5.5% - 6.5%; expected option term - 5 years. The effects of this proforma disclosure are not indicative of future amounts. SFAS 123 does not apply to the Company's awards prior to fiscal 1996, and additional awards in future years are anticipated.

In June 1995, NCI, Inc. amended its Articles of Incorporation to increase the total number of authorized shares of common stock from ten million shares to twenty million shares. The amendment established ten million shares of Class A voting stock and ten million shares of Class B non-voting stock. During fiscal 1997 and 1996, NCI, Inc. granted 75,000 and 115,000 shares, respectively, of Class B non-voting stock to certain employees of NCI, Inc. Related compensation expense of $28,000 and $37,000, respectively, was recorded during fiscal 1997 and 1996 based on fair value as determined by NCI, Inc.'s board of directors. These shares were immediately vested upon receipt.

The shares of NCI, Inc. held by employees have been reflected as a minority interest in the accompanying consolidated financial statements of the Company.

NOTE 10 - PROFIT SHARING PLAN:

NCI, Inc. maintains a 401(k) profit sharing plan for all eligible U.S. employees. Salary deferral contributions by employees are matched at a rate of 30% of up to 6% of the employees' compensation. Additional discretionary contributions can be made by NCI, Inc. NCI, Inc.'s contributions vest 20% per year such that full vesting occurs after 6 years. NCI Inc.'s contributions to the plan totaled $25,000 and $24,000 for the years ended May 31, 1997 and 1996, respectively.

NOTE 11 - RELATED PARTIES

During fiscal 1996, the Company paid $30,000 to one of its board members for multiple years of service as a board member and for professional services rendered to the Company. Refer to Note 1 for other related party transactions.

NOTE 12 - LITIGATION

The Company is involved in various claims and lawsuits incidental to its business. In the opinion of management, the ultimate outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company or its subsidiaries.

NCI Holdings, Inc.
and Subsidiaries
Condensed Consolidated
 Financial Statements (Unaudited)
November 30, 1997 and 1996

NCI Holdings, Inc.
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)


                   Assets

                                                     November  30,
                                                         1997
Current assets:
   Cash and cash equivalents                        $     742
   Marketable securities                                    -
   Accounts receivable                                    488
   Inventories                                            206
   Income taxes receivable                                 58
   Deferred income taxes                                   64
   Prepaid expenses and other current assets               73
                                                    ---------

Total current assets                                    1,631

Property and equipment, net                               251
Internally developed software, net                        109
                                                    ---------

                                                    $   1,991
                                                    =========



                      Liabilities and Shareholders' Deficit

Current liabilities:
   Notes payable to former shareholders - current   $   3,113
   Accounts payable                                       281
   Accrued salaries and payroll taxes                      51
   Income taxes payable                                    21
   Accrued expenses and other current liabilities         266
                                                    ---------

Total current liabilities                               3,732

Notes payable to former shareholders                        -
Deferred income taxes                                     125
                                                    ---------

     Total liabilities                                  3,857
                                                    ---------

Minority interest in majority-owned subsidiary            125
                                                    ---------


Shareholders' deficit:
   Common stock                                             -
   Accumulated deficit                                 (1,955)
   Foreign currency translation adjustment                (36)
                                                    ---------

Total shareholders' deficit                            (1,991)
                                                    ---------

                                                    $   1,991
                                                    =========

               The accompanying note is an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands)


                                                  Six months ended November 30,
                                                    1997              1996


Net sales                                           $  2,098          $  2,243
                                                    --------          --------

Costs and expenses:
   Cost of products sold                                 571               625
   Selling and marketing expenses                        373               255
   General and administrative expenses                 1,147             1,630
                                                    --------          --------

      Total costs and expenses                         2,091             2,510
                                                    --------          --------

Income (loss) from operations                              7              (267)

Interest and other income (expense), net                (101)              (22)
                                                    --------          --------

Loss before income taxes                                 (94)             (289)

Income tax benefit                                       (63)              (55)
                                                    --------          --------

Net loss                                            $    (31)         $   (234)
                                                    ========          ========

               The accompanying note is an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)


                                                   Six months ended November 30,
                                                       1997                1996

Cash flows from operating activities:
Net loss                                                   $ (31)        $ (234)
Adjustments to reconcile net loss to net
 cash provided by operating activities:
  Depreciation and amortization                              124            354
  Deferred income                                            (24)           (82)
Compensation expense on stock grants by
 majority-owned subsidiary                                    35              -
(Increase) decrease in:
   Accounts receivable                                       253           (469)
   Inventories                                                (5)            25
   Income taxes receivable                                   331              -
   Prepaid expenses and other current assets                 148             10
Increase (decrease) in:
   Accounts payable                                           41            (48)
   Accrued salaries and payroll taxes                        (50)           (32)
   Accrued expenses and other current liabilities            (70)           130
   Income taxes payable                                       21           (282)
Other                                                         (4)           (31)
                                                           -----          -----

    Net cash (used in) operating activities                  769           (659)
                                                           -----          -----

Cash flows from investing activities:
  Capital expenditures                                       (54)          (153)
  Internally developed software costs                          -            (60)
  Proceeds from sale of marketable securities                490              -
                                                           -----          -----

    Net cash provided by (used in) investing activities      436           (213)
                                                           -----          -----

Cash flows from financing activities:
Repayment of short-term borrowings                          (649)             -
Principal payments on notes to shareholders                  (24)          (152)
                                                           -----          -----

    Net cash used in financing activity                     (673)          (152)
                                                           -----          -----

Net increase (decrease) in cash and cash equivalents         532         (1,024)
Cash and cash equivalents, beginning of year                 210          1,512
                                                           -----          -----

Cash and cash equivalents, end of year                     $ 742         $  488
                                                           =====          =====

               The accompanying note is an integral part of these
                       consolidated financial statements.

NCI Holdings, Inc.
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)


NOTE 1 - ACCOUNTING POLICIES:

The consolidated financial statements include the accounts of NCI Holdings, Inc. and its majority-owned subsidiary, Network Controls International, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The information contained in the financial statements is unaudited. These condensed statements have been prepared in accordance with general guidelines for interim reporting and do not include all the information and footnotes required by generally accepted accounting principles. These interim financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the years ended May 31, 1997 and 1996. The statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the interim periods. All such adjustments are of a normal, recurring nature.

The following unaudited pro forma consolidated statements of operations for the year ended April 30, 1997, and for the six months ended October 31, 1997, reflect the consolidated results of operations of IFS International, Inc. and subsidiary ("IFS") as if the acquisition of NCI Holdings, Inc. and subsidiaries ("Holdings") had occurred on May 1, 1996.

The unaudited pro forma consolidated statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that would have resulted if the acquisition had occurred on May 1, 1996, or which may result from future operations. Further, the statements are based upon certain assumptions and preliminary estimates which are subject to change.

                    IFS International, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                            Year Ended April 30, 1997

                                                                           PRO FORMA
                                            IFS          HOLDINGS         ADJUSTMENTS        PRO FORMA

Revenues:
Software license and installation
 contract fees                           $2,548,000      $ 1,431,000               -       $   3,979,000
Hardware revenue                            229,000          913,000               -           1,142,000
Service and maintenance revenue             956,000        1,623,000               -           2,579,000
                                       --------------------------------------------------------------------
                                          3,733,000        3,967,000               -           7,700,000

Cost of service and installation
 contract fees                              532,000          769,000               -           1,301,000
Cost of hardware revenue                    182,000          238,000               -             420,000
Cost of service and maintenance
 revenue                                    193,000          279,000               -             472,000
                                       --------------------------------------------------------------------
Gross profit                              2,826,000        2,681,000               -           5,507,000
                                       --------------------------------------------------------------------

Operating expenses:
Research and development                    515,000        1,687,000               -           2,202,000
Salaries                                    967,000          940,000               -           1,907,000
Other                                        34,000          176,000          78,000  a          288,000
Rent                                        120,000          247,000               -             367,000
Selling, general and administrative         808,000        1,026,000               -           1,834,000
                                       --------------------------------------------------------------------
                                          2,444,000        4,076,000          78,000           6,598,000
                                       --------------------------------------------------------------------
Income (loss) from operations               382,000       (1,395,000)        (78,000)         (1,091,000)

Other income (expense):
Interest expense                            (85,000)        (233,000)        138,000  b         (180,000)
Interest income                              91,000           43,000         (42,000) c           92,000
Other income (expense)                     (100,000)          53,000               -             (47,000)
                                       --------------------------------------------------------------------

Income (loss) before income taxes           288,000       (1,532,000)         18,000          (1,226,000)

Income tax benefit                                -         (551,000)              -            (551,000)
                                       --------------------------------------------------------------------

Net income (loss) before minority interest  288,000         (981,000)         18,000            (675,000)

Minority interest in net loss of
 majority-owned subsidiary                        -           23,000               -              23,000
                                       --------------------------------------------------------------------

Net income (loss)                       $   288,000      $  (958,000)  $      18,000        $   (652,000)
                                       ====================================================================

                                       --------------------------------------------------------------------
Net income (loss) per common share      $     0.18                 -               -      $        (.38)
                                       --------------------------------------------------------------------

         The accompanying notes are an integral part of these pro forma consolidated financial statements.



                    IFS International, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                    For the Six months Ended October 31, 1997

                                                                           PRO FORMA
                                            IFS          HOLDINGS         ADJUSTMENTS          PRO FORMA
Revenues:

Software license and installation
 contract fees                           $1,329,000        $383,000                  -        $1,712,000
Hardware revenue                                  -         691,000                  -           691,000
Service and maintenance revenue           1,059,000       1,024,000                  -         2,083,000
                                       ------------------------------------------------------------------------
                                          2,388,000       2,098,000                  -         4,486,000

Cost of service and installation
 contract fees                              230,000         120,000                  -           350,000
Cost of hardware revenue                          -         195,000                  -           195,000
Cost of service and maintenance
 revenue                                    267,000         256,000                  -           523,000
                                       ------------------------------------------------------------------------
Gross profit                              1,891,000       1,527,000                  -         3,418,000
                                       ------------------------------------------------------------------------

Operating expenses:
Research and development                    365,000         502,000                  -           867,000
Salaries                                    599,000         451,000                  -         1,050,000
Other                                        34,000          73,000             39,000   a       146,000
Rent                                         53,000         121,000                  -           174,000
Selling, general and administrative         759,000         373,000                  -         1,132,000
                                       ------------------------------------------------------------------------
                                          1,810,000       1,520,000             39,000         3,369,000
                                       ------------------------------------------------------------------------
Income from operations                       81,000           7,000            (39,000)           49,000

Other income (expense):
Interest expense                            (15,000)       (117,000)            69,000   b       (63,000)
Interest income                             120,000          19,000            (21,000)  c       118,000
Other income (expense)                       57,000          (3,000)                 -            54,000
                                       ------------------------------------------------------------------------

Income (loss) before income taxes           243,000         (94,000)             9,000           158,000

Income tax benefit                                -         (63,000)                 -           (63,000)
                                       ------------------------------------------------------------------------

Net income (loss)                          $243,000        $(31,000)            $9,000          $221,000
                                       ========================================================================

                                       ------------------------------------------------------------------------
Net income per common share                 $ 0.08                -                  -              $.07
                                       ------------------------------------------------------------------------

         The accompanying notes are an integral part of these pro forma consolidated financial statements.



IFS International, Inc. and Subsidiaries
Notes to Pro Forma Consolidated Statements of Operations (Unaudited)


Note 1.  Acquisition

On January 30, 1998, IFS International, Inc. ("IFS") acquired 100% of the common stock of NCI Holdings, Inc. and subsidiaries ("Holdings") pursuant to a Plan and Merger Agreement ("Merger Agreement"). Holdings owns approximately 94% of the issued and outstanding shares of capital stock of Network Controls International, Inc. ("NCI"). NCI develops and markets software products for bank automation. Pursuant to the terms of the Merger Agreement, the outstanding shares of capital stock of Holdings were converted into 87,094 shares of Series A Convertible Preferred Stock of IFS valued at approximately $621,000 (the "Base Consideration"). The Base Consideration may be reduced if the audited stockholder's equity of Holdings is less than $1,250,000 as of January 30, 1998. Additional shares of Preferred Stock may be issued if the consolidated pre-tax profit of NCI exceeds certain levels during each of the years ending April 30, 1999, 2000 and 2001 and during the three years ending April 30, 2001.

Immediately prior to the merger, IFS advanced $840,000 to Holdings, which was utilized to satisfy existing indebtedness of Holdings as required by the Merger Agreement.

The total purchase cost for the acquisition approximated $1,600,000 including direct acquisition costs. The excess of acquisition costs over the estimated fair value of net assets acquired was approximately $620,000.

Assets and liabilities of Holdings have been accounted for at estimated fair market value, which approximated carrying value, in accordance with the purchase method of accounting. In allocating purchase price, the assets acquired and liabilities assumed in connection with Holdings have been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available. As a result, the financial information included in the pro forma financial statements is subject to adjustment as subsequent revisions in estimates of fair value, if any, are necessary. The actual operating results of Holdings will be included in IFS's results of operations beginning February 1, 1998.


Note 2.  Pro Forma Adjustments

The following pro forma adjustments and management assumptions are reflected in the pro forma statements of operations:

         a) Adjustment to record amortization of intangible assets arising from acquisition costs in excess of net assets acquired.

         b) Reflects the reduction in interest expense assuming the settlement of Holdings indebtedness had occurred on May 1, 1996 (see Note 1 to Holdings Consolidated Financial Statements, May 31, 1997 and 1996).

         c) Adjustment to reflect interest costs on $840,000 advanced to Holdings immediately prior to the acquisition.

                                              SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 10, 1998                                     IFS INTERNATIONAL INC.
                                                          (registrant)


                                         By: ___/s/ David L. Hodge____________
                                         David L. Hodge, Chief Executive Officer